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                        BEI MEDICAL SYSTEMS COMPANY, INC.





                          REGISTRATION RIGHTS AGREEMENT


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                        BEI MEDICAL SYSTEMS COMPANY, INC.

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of the 4th day of September, 2001, by and among BEI MEDICAL SYSTEMS COMPANY, INC., a Delaware corporation (the "COMPANY") and the investors listed on EXHIBIT A hereto, referred to hereinafter as the "INVESTORS" and each individually as an "INVESTOR."

                                    RECITALS

     WHEREAS, in connection with the Securities Purchase Agreement, dated September 4, 2001, by and among the Company and the Investors (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Investors up to (i) 2,169,197 shares of its the Company's common stock, par value $.001 per share ("COMMON STOCK"), and (ii) warrants (the "WARRANTS") to acquire shares of Common Stock. The shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "WARRANT SHARES";

     WHEREAS, to induce the Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended and the rules and regulations thereunder, or any similar successor statute (collectively, the "SECURITIES ACT"), and applicable state securities laws.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

SECTION 1.  GENERAL.

     1.1 DEFINITIONS(A) As used in this Agreement the following terms shall have the following respective meanings:

            "COMMON SHARES" shall mean the Company's Common Stock issued pursuant to the Securities Purchase Agreement and held by the Investors listed on EXHIBIT A hereto and their permitted assigns.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.



                                       1.

            "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with SECTION 2.11 hereof.

            "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

            "REGISTRABLE SECURITIES" means (a) the Common Shares, (b) the Warrant Shares, and (c) any Common Stock of the Company issued or issuable, from time to time (with any adjustments), as a distribution on or in exchange for or otherwise with respect to any of the foregoing. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under SECTION 2 of this Agreement are not assigned.

            "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

            "REGISTRATION EXPENSES" shall mean, except as otherwise provided herein, all expenses incurred by the Company in complying with SECTIONS 2.2 and
2.3 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities laws, listing application fees, transfer agent's and registrar's fees, costs of distributing prospectuses in preliminary and final form as well as any supplements thereto, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders to review and comment on the Registration Statement and related documents, and to advise the Holders in connection therewith and the offering contemplated thereby (not to exceed $25,000 in the case of a registration on Form S-3 and $75,000 in the case of a registration on Form S-1, PROVIDED, HOWEVER, that such reimbursement is contingent upon the receipt by the Company of an itemized invoice from such special counsel), blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

            "REGISTRATION PERIOD" means the period between the date of this Agreement and the earlier of (i) the date on which all of the Registrable Securities have been sold and no further Registrable Securities may be issued in the future, or (ii) the date on which all the Registrable Securities (in the opinion of the Investors' counsel) may be immediately sold without registration and without restriction (including without limitation as to volume by each holder thereof) as to the number of Registrable Securities to be sold, pursuant to Rule 144; PROVIDED, HOWEVER, that such Registration Period as it relates to the Warrant Shares shall expire in the event of (a) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction, or (b) upon a sale, lease or other disposition of all or substantially all of the assets of the Company.

            "SEC" or "COMMISSION" means the Securities and Exchange Commission.



                                       2.

            "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

            "SPECIAL REGISTRATION STATEMENT" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

            "WARRANT SHARES" shall mean the Company's Common Stock from time to time issuable upon exercise of the Warrants issued pursuant to the Securities Purchase Agreement and held by the Investors listed on EXHIBIT A hereto and their permitted assigns.

            (B) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

SECTION 2.  REGISTRATION; RESTRICTIONS ON TRANSFER.

       2.1  RESTRICTIONS ON TRANSFER.

            (A) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

                  (I) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (II) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement in reasonable detail describing the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances; or

                  (III)  Notwithstanding the provisions of paragraphs (i) and
(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (C) to the Holder's family member or trust for the benefit of an individual Holder; PROVIDED, that in each case the Holder shall have notified the Company of the proposed transfer or disposition at least 10 days prior to such transfer and the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

            (B) Each certificate representing Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

       THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR


                                       3.

       UNLESS THE COMPANY IS SATISFIED THAT SUCH REGISTRATION IS NOT REQUIRED.

       THE TRANSFER OF SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN THE REGISTRATION RIGHTS AGREEMENT DATED SEPTEMBER 4, 2001, BETWEEN THE COMPANY AND CERTAIN INVESTORS, AND NO TRANSFER OF SHARES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS.

            (C) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that, or the Company is otherwise satisfied that, the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

            (D) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

       2.2  REGISTRATION.

            (A) MANDATORY REGISTRATION. The Company shall prepare and file with the SEC as soon as practicable, but in no event later than October 19, 2001, a registration statement on Form S-3 covering the resale of all of the Registrable Securities ("S-3 REGISTRATION STATEMENT") or if the Company is not eligible to file an S-3 Registration Statement, then it shall prepare and file with the SEC a registration statement on Form S-1 ("S-1 REGISTRATION STATEMENT") as soon as practicable, but in no event later than November 3, 2001 (each of the S-3 Registration Statement and S-1 Registration Statement is referred to herein as the "REGISTRATION STATEMENT") to permit the sale of such securities in accordance with the methods of distribution provided by the Holders.

            (B) EFFECTIVENESS OF REGISTRATION STATEMENT. The Company shall use its best efforts to cause the S-3 Registration Statement to become effective within 75 days after the Closing (or 120 days after the Closing in the event the SEC reviews the S-3 Registration Statement) or cause the S-1 Registration Statement to become effective within 120 days after the Closing (or 150 days after the Closing in the event the SEC reviews the S-1 Registration Statement ("REQUIRED EFFECTIVE DATE"). Once the Registration Statement is declared effective by the SEC, the Company will cause the Registration Statement to remain effective throughout the Registration Period, except as permitted under
SECTION 2.8.

            (C) PAYMENTS BY THE COMPANY. If (i) at any time after effectiveness of the Registration Statement and prior to fourth anniversary of the date hereof, sales cannot be made thereunder for any reason, other than one permissible suspension of effectiveness of the Registration Statement as described in SECTION 2.8 (B) which does not exceed 30 trading days, for a period of more than 20 consecutive trading days, or 60 trading days in the aggregate, during any 12-month, then the Company will thereafter make a cash payment to each Investor as damages for such delay. The amount of the cash payment made to each Investor will be equal to 1% of the purchase price paid for the Common Shares purchased by the Investor at the Closing and which remain in the possession of such Investor at the time any penalty accrues for each 20 consecutive trading day period or 60 nonconsecutive trading days during any 12-month period, as the case may be, and shall be prorated for partial periods in excess of 20 consecutive or 60 nonconsecutive trading days, as the case may be.


                                       4.

            (D) EFFECT OF LATE REGISTRATION. If the Registration Statement has not been declared effective by the Required Effective Date, then the Company will make a cash payment to each Investor as damages for such delay (the "LATE REGISTRATION PAYMENT"). The Late Registration Payment will be equal to 1% of the purchase price paid for the Common Shares purchased by such Investor at the Closing and which remain in the possession of such Investor at the time any penalty accrues for each 30-day period after the expiration of the Required Effective Date that such Registration Statement has not been declared effective (such payments to be prorated on a daily basis for partial periods in excess of 30 days with the understanding that the Company shall have one 30-day grace period for Permissible Delays before any penalty payment begins to accrue). A Permissible Delay is defined as a delay caused by the Company after, in its reasonable judgement after consultation with counsel, it believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the Registration Statement could result in a violation of the Securities Act, the Exchange Act or any provision of any state securities law and the disclosure of which would be detrimental to the Company.

       2.3 PIGGYBACK REGISTRATIONS. The Company shall notify all Holders of Registrable Securities in writing at least 10 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 10 days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

            (A) UNDERWRITING. If the registration statement under which the Company gives notice under this SECTION 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
SECTION 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. In the event, the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, be made pro rata among all holders of the Company securities seeking to include shares of Common Stock in proportion to the number of shares of Common Stock sought to be included by those holders. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. However, the Company will not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled by right to inclusion of securities in such registration statement or are not entitled pro rata inclusion with the Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of

                                       5.

such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "HOLDER," and any PRO RATA reduction with respect to such "HOLDER" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "HOLDER," as defined in this sentence.

            (B) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
SECTION 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with SECTION 2.5 hereof.

            (C) EXPIRATION OF PIGGYBACK REGISTRATION RIGHTS. The registration rights described under SECTION 2.3 shall expire upon the earlier of (i) the date on which all of the Registrable Securities have been sold and no further Registrable Securities may be issued in the future, or (ii) the date on which all the Registrable Securities (in the opinion of the Investors' counsel) may be immediately sold without registration and without restriction (including without limitation as to volume by each holder thereof) as to the number of Registrable Securities to be sold, pursuant to Rule 144.

       2.4 ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by the Investors of the Registrable Securities. The Company will file all reports required to be filed by the Company with the SEC in a timely manner so as to preserve its eligibility for the use of Form S-3.

       2.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
SECTION 2.2 or any registration under SECTION 2.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered PRO RATA on the basis of the number of shares so registered. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officer and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the Holders of securities in proportion to the number of shares being registered.

       2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (A) Prepare promptly and file with the SEC the Registration Statement required by SECTION 2.2, and cause the Registration Statement to become effective as soon as practicable after such filing, and keep the Registration Statement effective pursuant to Rule 415 and immediately available for use at all times during the Registration Period. The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

            (B) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the sale or disposition of all securities covered by the Registration Statement for the Registration Period.


                                       6.

            (C) Furnish to the Holders such number of copies of a prospectus and any amendments and supplements thereto in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (D) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; PROVIDED, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (F) Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use best efforts to amend or supplement such prospectus within 5 business days in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (G) Furnish to the Holders of Registrable Securities being registered, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters,
(i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

            (H) Permit a single firm of counsel designated by each class of Registrable Securities covered by such Registration Statement, to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to its filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

            (I) Notify the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable prospectus or any amendment or supplement thereto had been filed, or (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or prospectus or for additional information.



                                       7.

            (J) Furnish to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as such holder or managing underwriter may reasonable request of the applicable Registration Statement.

            (K) Cooperate with the selling holders of Registrable Securities and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold (not bearing any restrictive legends to the extent permitted by the Securities Purchase Agreement);

            (L) Not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company;

            (M) Cooperate with each seller of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

            (N) Use its reasonable efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement which compliance will be met through the Company's filing, on an appropriate form, the appropriate report of the Company as required by the Securities Exchange of 1934, as amended.

            (O) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement.

            (P) Cause all Registrable Securities of a class covered by the applicable Registration Statement to be listed on each securities exchange or automated over-the-counter trading system on which similar securities issued by the Company are then listed and use its best efforts to maintain such listing for so long as any Purchaser holds any Registrable Securities.

            (Q) Make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the holders of a majority of the Registrable Securities of each class covered by the applicable Registration Statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such sellers or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility (subject to the entry by each party referred to in this clause (q) into customary confidentiality agreements in a form reasonably acceptable to the Company).



                                       8.

            (R) In the case of an underwritten public offering, cause the senior executive officers of the Company to participate in the customary "road show" presentations that may be reasonably requested by the managing underwriter in any such underwritten public offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

       2.7 HOLDER'S OBLIGATIONS. In connection with the Registration Statement referred above, the Holders shall each:

            (A) Complete, execute, acknowledge and/or deliver such questionnaires, indemnification agreements, custody agreements, underwriting agreements (if the registration is underwritten) and other documents, certificates and instruments as are reasonably required by the Company or any underwriters(s) or are otherwise necessary in connection with the registration and offering. Each Holder shall promptly provide to the Company such information concerning such Holder, its ownership of the Company's securities, the intended method of distribution and such other information as may be required by application law or regulation as may be reasonably requested by the Company.

            (B) Upon receipt of any notice from the Company (i) of the happening of any event of the kind described in SECTION 2.6(F) or (ii) that the Company no longer qualifies to use Form S-3, immediately discontinue disposition of the Registrable Securities pursuant to the Registration Statements covering such shares until the Holders' receipt of the copies of the supplemented or amended prospectus contemplated by SECTION 2.6(F) or until such time the Company can make an appropriate filing with the SEC or take such further action so as to qualify the Company to use of Form S-3, and if so directed by the Company, deliver to the Company or destroy all copies of the prospectus covering such Registrable Securities in such Holder's possession at the time of receipt of such notice.

            (C) No Holder and no person or entity acting on any Holder's behalf (other than underwriter selected by the Company or approved by the Company) shall offer any Registrable Securities by means of any preliminary prospectus.

       2.8  SUSPENSION OF REGISTRATION.

            (A) Company will notify (by telephone and also by facsimile and reputable overnight courier) each Investor who holds Registrable Securities being sold pursuant to a Registration Statement of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will make such notification as promptly as practicable after the Company becomes aware of the event (but in no event, without the prior written consent of the Investor, will the Company disclose to any Investor any of the facts or circumstances regarding the event), will promptly (but in no event more than five business days) prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and will deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request. The Company will also notify each Investor who holds Registrable Securities being sold pursuant to a Registration Statement of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final prospectus or the initiation or threat of any proceedings for such purposes and of the receipt by the Company of any notification with respect to the suspension of the qualification of the


                                       9.

Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose.

            (B) Notwithstanding the obligations under SECTION 2.8(A), for a period not to exceed 30 trading days, the Company may suspend the use of the Registration Statement at any time when the Company, in its reasonable judgement after consultation with legal counsel, believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the Registration Statement could result in a violation of the Securities Act, the Exchange Act or any provision of any state securities law ("PERMISSIBLE BLACKOUT PERIOD"). Such suspension of the Registration Statement shall continue for the period of time that is reasonably necessary for disclosure to occur at a time that is not detrimental to the Company or its stockholders or until such time as the information or event is no longer material, each as determined in good faith by the Company after consultation with counsel, PROVIDED, HOWEVER, that the Company agrees to use its best efforts to limit such time to 30 days.

            (C) Subject to the Company's rights under this Section 2.8, the Company will use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, will use its best efforts to obtain the withdrawal of such order at the earliest possible time and to notify each Investor that holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

            (D) Notwithstanding anything to the contrary contained herein or in the Securities Purchase Agreement, if the use of the Registration Statement is suspended by the Company, the Company will promptly give notice of the suspension to all Investors whose securities are covered by the Registration Statement, and will promptly notify each such Investor as soon as the use of the Registration Statement may be resumed. Notwithstanding anything to the contrary contained herein or in the Securities Purchase Agreement, the Company will cause the Transfer Agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Investor has entered into a contract for sale prior to receipt of notice of such suspension and for which such Investor has not yet settled.

       2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Agreement:

            (A) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and

                                      10.

the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this SECTION 2.9(A) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered by such Holder or underwriter, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

            (B) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this SECTION 2.9(B) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall any indemnity under this SECTION 2.9 exceed the net proceeds from the offering received by such Holder.

            (C) Promptly after receipt by an indemnified party under this
SECTION 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified

                                      11.

party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this SECTION 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this SECTION 2.9.

            (D) If the indemnification provided for in this SECTION 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

             (E) The obligations of the Company and Holders under this SECTION
2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

       2.10 FURNISHING INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to SECTIONS 2.2 and 2.3 that the selling Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

       2.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this SECTION 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, or (c) acquires at least 100,000 shares of Registrable Securities (as adjusted for stock splits and combinations); PROVIDED, HOWEVER, (i) the transferor shall, within 10 days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

       2.12 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this SECTION 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding, so long as all Holders of Registrable Securities are

                                      12.

treated equally by such amendment. Any amendment or waiver effected in accordance with this SECTION 2.12 shall be binding upon each Holder and the Company. By acceptance of any benefits under this SECTION 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

       2.13 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

             (A) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

             (B) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

             (C) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.   COVENANTS OF THE COMPANY.

       3.1 BASIC FINANCIAL INFORMATION AND REPORTING. The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied;

       3.2 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this SECTION 3.2.

       3.3 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants.

       3.4   TERMINATION OF COVENANTS. All covenants of the Company contained in
SECTION 3 of this Agreement shall expire and terminate as to each Investor upon
(i) the sale, lease or other disposition of all or substantially all of the assets of the Company or (ii) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity



                                      13.

surviving such transaction, PROVIDED that this SECTION 3.4 shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

SECTION 4.   MISCELLANEOUS.

       4.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware (without giving effect to principles of conflict of laws).

       4.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

       4.3 HOLDER INFORMATION. Each Holder covenants that it will promptly notify the Company in writing of any changes in the information set forth in the Registration Statement Questionnaire or Registration Statement regarding such Holder or such Holder's "PLAN OF DISTRIBUTION."

       4.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; PROVIDED, HOWEVER, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

       4.5 ENTIRE AGREEMENT. This Agreement, the Exhibits, Appendices and Schedules hereto, the Securities Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

       4.6 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

       4.7   AMENDMENT AND WAIVER.

             (A) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities.

             (B) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.


                                      14.

             (C) This Agreement may be amended with the written consent of the Company as provided in SECTION 4.12 hereof.


             (D) For the purposes of determining the number of Holder or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

       4.8 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

       4.9 NOTICES. Any notices required or permitted to be given under the terms of this Agreement will be given as set forth in the Securities Purchase Agreement.

       4.10 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

       4.11 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

       4.12 ADDITIONAL INVESTORS. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Common Stock and Warrants pursuant to the Securities Purchase Agreement, any purchaser of such shares of Common Stock and Warrants may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder.

       4.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.





                  [Remainder of Page Intentionally Left Blank]




                                      15.

         IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                                               PURCHASERS:

BEI MEDICAL SYSTEMS COMPANY, INC.                      BROOKSIDE CAPITAL PARTNERS FUND L.P.
Signature:  /s/ Richard Turner
           ----------------------------------
Name: Richard Turner                                   By:  /s/ Ed Brakeman
                                                           ------------------------------------
Title:  President and Chief Executive Officer          Name:  Ed Brakeman
                                                             ----------------------------------
100 Hollister Road                                     Its:  Managing Director
                                                            -----------------------------------
Teterboro, New Jersey 07608
                                                       RADIUS VENTURE PARTNERS I, L.P.

                                                       By:  /s/ Jordan S. Davis
                                                            -----------------------------------
                                                       Name:  Jordan S. Davis
                                                            -----------------------------------
                                                       Its:  General Partner
                                                            -----------------------------------

                                                       DELTA OPPORTUNITY FUND, LTD.
                                                       C/O DIAZ & ALTSCHUL ADVISORS, LLC

                                                       By:  /s/ Christopher S. Mooney
                                                            -----------------------------------
                                                       Name:  Christopher S. Mooney
                                                            -----------------------------------
                                                       Its:  Chief Financial Officer
                                                            -----------------------------------

                                                       DELTA OPPORTUNITY FUND (INSTITUTIONAL), LLC  C/O DIAZ &
                                                       ALTSCHUL ADVISORS, LLC

                                                       By:  /s/ Christopher S. Mooney
                                                            -----------------------------------
                                                       Name:  Christopher S. Mooney
                                                            -----------------------------------
                                                       Its:  Chief Financial Officer
                                                            -----------------------------------

                                                       PRO MED PARTNERS, L.P.

                                                       By:  /s/ David B. Musket
                                                            -----------------------------------
                                                       Name:  David B. Musket
                                                            -----------------------------------
                                                       Its:  Managing Member
                                                            -----------------------------------

                                                       PRO MED PARTNERS, II, L.P.

                                                       By:  /s/ David B. Musket
                                                            -----------------------------------
                                                       Name:  David B. Musket
                                                            -----------------------------------
                                                       Its:  Managing Member
                                                            -----------------------------------




                                      16.

                              DEUTSCHE ASSET MANAGEMENT
                              HEALTH SCIENCES FUND I, INC.

                              By:  /s/ David B. Musket
                                  -----------------------------------------
                              Name:  David B. Musket
                                  -----------------------------------------
                              Its:  Managing Member
                                  -----------------------------------------


                              HEALTHSOUTH CORPORATION

                              By: /s/ William G. Hicks
                                  -----------------------------------------
                              Name:  William G. Hicks
                                   ----------------------------------------
                              Its:  Vice President
                                   ----------------------------------------

                              LANCE WILLSEY

                              By: /s/ Lance Willsey
                                 ------------------------------------------
                                      LANCE WILLSEY

                              WILLIAM G. HICKS

                              By: /s/ William G. Hicks
                                 ------------------------------------------
                                      WILLIAM G. HICKS

                              BARRY BERGMAN AND LISA HANDLER BERGMAN JTWROS

                              By: /s/ Barry Bergman
                                 ------------------------------------------
                                      BARRY BERGMAN

                              By: /s/ Lisa Handler Bergman
                                 ------------------------------------------
                                      LISA HANDLER BERGMAN







                                      17.

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS



                                                              COMMON            WARRANT A            WARRANT B

                                                              SHARES              SHARES               SHARES

NAME AND ADDRESS                                                                   32%                  24%

FIRST CLOSING - SEPTEMBER 4, 2001

BROOKSIDE CAPITAL PARTNERS FUND, L.P.
Two Copley Place                                           1,328,633          425,162              318,871
Boston, MA 02116
Attention: Matthew McPherron
Phone: (617) 572-3988
Fax: (617) 572-3274

RADIUS VENTURE PARTNERS I, L.P.                            65,076             20,824               15,618
One Rockefeller Plaza
Suite 920
New York, NY 10020
Attn:  Jordan S. Davis
Phone: (212) 897-7783
Fax: (212) 397-2656

DELTA OPPORTUNITY FUND, LTD.                               136,609            43,714               32,786
c/o Diaz & Altschul Advisors, LLC
Attn: Reinaldo M. Diaz
950 Third Avenue, 16th Floor
New York, NY 10022
Phone: (212) 751-1011
Fax: (212) 751-5757

DELTA OPPORTUNITY FUND (INSTITUTIONAL), LLC                80,310             25,699               19,274
c/o Diaz & Altschul Advisors, LLC
Attn: Chris Mooney
950 Third Avenue, 16th Floor
New York, NY 10022
Phone: (212) 751-1011
Fax: (212) 751-5757





                                       A-1
                          REGISTRATION RIGHTS AGREEMENT


PROMED PARTNERS, L.P.                        66,432            21,258               15,943
Attn: David Musket
125 Cambridgepark Drive
Cambridge, MA 02140
Phone: (617) 441-0259
Fax: (617) 441-0855


PROMED PARTNERS, II, L.P.                    6,778             2,168                1,626
Attn: David Musket
125 Cambridgepark Drive
Cambridge, MA 02140
Phone: (617) 441-0259
Fax: (617) 441-0855


DEUTSCHE ASSET MANAGEMENT                    62,364            19,956               14,967
HEALTH SCIENCES FUND I, INC.
Attn: David Musket
125 Cambridgepark Drive
Cambridge, MA 02140
Phone: (617) 441-0259
Fax: (617) 441-0855

HEALTHSOUTH CORPORATION                      135,574           43,383               32,537
Attn: William W. Horton, Esq.
One HealthSouth Parkway
Birmingham, AL 35243
Phone: (205) 969-4977
Fax: (205) 969-4732

WILLIAM G. HICKS                             2,711             867                  650
3801 10th Avenue South
Birmingham, AL 35222
Phone: (205) 592-4147
Fax: (205) 592-4147

LANCE WILLSEY                                54,229            17,353               13,014
1 Newbrook Circle
Chestnut Hill, MA 02467
Phone: (617) 413-6333
Fax: (617) 964-4456






                                       A-2
                          REGISTRATION RIGHTS AGREEMENT


BARRY BERGMAN AND LISA HANDLER BERGMAN  JTWROS           13,557          4,338         3,253
1111 Park Avenue
Apartment #11A
New York, NY 10128
Phone: (212) 987-0540
Fax: (212) 987-3502

FIRST CLOSING TOTAL                                      1,952,273       624,722       468,539
SECOND CLOSING - SEPTEMBER 28, 2001
DELTA OPPORTUNITY FUND, LTD.                             70,498          22,559        16,919
DELTA OPPORTUNITY FUND (INSTITUTIONAL), LLC              37,960          12,147        9,110

DELTA PRIVATE EQUITY FUND, L.P.                          9,490           3,036         2,277
c/o Diaz & Altschul Advisors, LLC
Attn: Chris Mooney
950 Third Avenue, 16th Floor
New York, NY 10022
Phone: (212) 751-1011
Fax: (212) 751-5757

SECOND CLOSING TOTAL                                     117,948         37,742        28,306

                                                         ============    ===========   ===========
TOTAL                                                    2,070,221       662,464       496,845
                                                         ============    ===========   ===========










                                       A-3
                          REGISTRATION RIGHTS AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.        GENERAL.....................................................1

         1.1      Definitions.................................................1

SECTION 2.        REGISTRATION; RESTRICTIONS ON TRANSFER......................3

         2.1      Restrictions on Transfer....................................3

         2.2      Registration................................................4

         2.3      Piggyback Registrations.....................................5

         2.4      Eligibility for Form S-3....................................6

         2.5      Expenses of Registration....................................6

         2.6      Obligations of the Company..................................6

         2.7      Holder's Obligations........................................9

         2.8      Suspension of Registration..................................9

         2.9      Indemnification.............................................0

         2.10     Furnishing Information......................................2

         2.11     Assignment of Registration Rights...........................2

         2.12     Amendment of Registration Rights............................3

         2.13     Rule 144 Reporting..........................................3

SECTION 3.        COVENANTS OF THE COMPANY....................................3

         3.1      Basic Financial Information and Reporting...................3

         3.2      Confidentiality of Records..................................3

         3.3      Reservation of Common Stock.................................3

         3.4      Termination of Covenants....................................3

SECTION 4.        MISCELLANEOUS...............................................4

         4.1      Governing Law...............................................14

         4.2      Survival....................................................14

         4.3      Holder Information..........................................14

         4.4      Successors and Assigns......................................14

         4.5      Entire Agreement............................................14

         4.6      Severability................................................14

         4.7      Amendment and Waiver........................................14

         4.8      Delays or Omissions.........................................15

         4.9      Notices.....................................................15

                                TABLE OF CONTENTS
                                   (CONTINUED)




         4.10     Attorneys' Fees.............................................15

         4.11     Titles and Subtitles........................................15

         4.12     Additional Investors........................................15

         4.13     Counterparts................................................15

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